Exhibit 99.1

Summary of Significant Changes Caused by the Reincorporation Merger

Changes in Charter, Bylaws and Governing Law.

Loton, Corp (“Loton”) was incorporated under the laws of the State of Nevada and LiveXLive Media, Inc. is incorporated under the laws of the State of Delaware. Pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated as of July 20, 2017, by and between, Loton and LiveXLive Media, Inc., a Delaware corporation and wholly-owned subsidiary of Loton (“LiveXLive”), effective as of August 2, 2017 (the “Effective Date”), Loton merged with and into LiveXLive, with LiveXLive being the surviving entity (the “Reincorporation Merger”). As a result of the Reincorporation Merger, Loton moved its domicile from Nevada to Delaware and Loton ceased to exist as a separate entity, with LiveXLive being the surviving entity (in such capacity the “Surviving Corporation” and, together with Loton as the context may require, “LiveXLive Media,” “we,” “our” or “us”);

Prior to the Reincorporation Merger our corporate affairs were governed by Nevada corporate law and the Articles of Incorporation (the “Nevada Articles”) and Bylaws (the “Nevada Bylaws”) of Loton (collectively, the “Nevada Charter Documents”), which were written to comply with Nevada law. After the Effective Date, issues of corporate governance are now controlled by Delaware law and the Certificate of Incorporation (the “Delaware Certificate”) and Bylaws (the “Delaware Bylaws”) of LiveXLive (collectively, the “Delaware Charter Documents”), which were written to comply with Delaware law.

There are differences between the laws of the State of Nevada and State of Delaware that impact your rights as a stockholder. The following discussion summarizes briefly some of the changes in corporate governance that will result from the Reincorporation Merger, including certain significant differences between the Nevada Charter Documents and Delaware Charter Documents and between Nevada corporate law and Delaware corporate law. The following discussion does not include all of the provisions of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1, the Delaware Certificate, a copy of which is attached to this Current Report as Exhibit 3.1, or the Delaware Bylaws, a copy of which is attached to this Current Report as Exhibit 3.2. Copies of the Nevada Articles and Nevada Bylaws are available for inspection at our principal office, are included as Exhibits 3.1 and 3.2 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2010, respectively, and copies will be sent to stockholders upon written to Chief Financial Officer, LiveXLive Media, Inc., 269 South Beverly Drive, Suite #1450, Beverly Hills, CA 90212, (310) 601-2500. THE DISCUSSION CONTAINED IN THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE DELAWARE CERTIFICATE, THE DELAWARE BYLAWS, THE NEVADA ARTICLES, THE NEVADA BYLAWS AND THE APPLICABLE PROVISIONS OF THE NEVADA REVISED STATUTES AND THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

Amendment to Certificate of Incorporation/Articles of Incorporation or Bylaws.

Nevada Law.  The approval of the holders of a majority of all outstanding shares entitled to vote is required to approve proposed amendments to a corporation’s articles of incorporation. In addition, the vote of a majority of the outstanding shares of a separate class may be required to amend the articles of incorporation. Stockholder approval is not required for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation’s organizational documents grant such power to its board of directors. The number of authorized shares of any such class of stock can be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the articles of incorporation, respectively.

Delaware Law.  Delaware law is substantially similar to Nevada law in this regard except that the General Corporation Law of the State of Delaware (the “DGCL”) requires the holders of the outstanding shares of a class to vote as a class upon (i) an amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, that would increase or decrease the aggregate number of authorized shares of such class unless the certificate of incorporation or any amendment thereto provides that the number of authorized shares of such class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, (ii) an amendment to the certificate of incorporation that changes the par value of stock, or (iii) an amendment to the certificate of incorporation that adversely affects the rights, powers and preferences of a class of stock.

Nevada Charter Documents.  The Nevada Articles may have been amended by a majority vote of stockholders. There were no provisions which required a higher vote to amend. The Nevada Bylaws may have been amended by a majority of our directors and may have been amended by the holders of a majority of our outstanding voting stock.

Delaware Charter Documents.  The Delaware Certificate generally can be amended by a majority vote of our stockholders. However, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding voting stock (the “Super-Majority Vote”) is required to amend or repeal, or to adopt any provision inconsistent with, the provisions of the Delaware Certificate pertaining to (i) elimination of personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director of our Corporation (Article VII of the Delaware Certificate), (ii) our indemnification obligations to any person who is or was our director or officer or, while our director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation, limited liability company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person (Article VIII of the Delaware Certificate), (iii) our board of directors ability to adopt, amend, modify or repeal the Delaware Bylaws or adopt new Bylaws without any action on the part of our stockholders (Article IX of the Delaware Certificate), (iv) our right, subject to any express provisions or restrictions contained in the Delaware Certificate or the Delaware Bylaws, to amend, alter or repeal any provision of the Delaware Certificate (Article X of the Delaware Certificate); (v) our stockholders’ ability to act by written consent (Article XI of the Delaware Certificate); (vi) the ability of only our board of directors, the chairperson of the board of directors, the CEO or the President (in the absence of a CEO) to call special meetings of our stockholders (Article XII of the Delaware Certificate); (vii) the State of Delaware being the exclusive forum for the actions set forth in Article XIII of the Delaware Certificate (Article XIII of the Delaware Certificate); and (viii) the requirement of Super-Majority Vote set forth in Article XIV of the Delaware Certificate (Article XIV of the Delaware Certificate). The Delaware Bylaws may be amended only by a majority of our directors or by the Super-Majority Vote.

Size of the Board of Directors; Independent Directors.

Nevada Law.  The board of directors alone is permitted to change the authorized number of directors (including a range of numbers) by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the articles of incorporation. In that case, a change in the number of directors may be made only by amendment to the articles of incorporation, following approval of such amendment by the stockholders.

Delaware Law.  The Delaware law is substantially similar to Nevada law.

Nevada Charter Documents.  The Nevada Articles required for the board of directors to have a minimum of one and a maximum of five members. This minimum or maximum may have been changed upon an amendment to the Nevada Bylaws by affirmative vote of the majority of our board or our stockholders. Loton’s board of directors had three members. The current board members are Robert Ellin, an affiliate of Trinad Capital Master Fund, Ltd, JJAT, Corp and Trinad Management, LLC, and Jay Krigsman and Craig Foster, each an independent director.

Delaware Charter Documents.  The Delaware Certificate requires for the board of directors to have a minimum of one member. Each of our Loton’s directors continues as a director of LiveXLive Media for the remainder of his unexpired term or until such director’s successor is duly elected and qualified. Absent an amendment to the Delaware Charter Documents, the number of members of the board of directors may be increased or decreased only by the affirmative vote of a majority of our board of directors.

Classified Board of Directors.

Nevada Law. A board of directors may be classified into any number of classes as long as at least one-fourth of the total number of directors is elected annually.

Delaware Law. A board of directors may be divided into one, two or three classes, with no requirement that any proportion of the board of directors be elected annually.

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Nevada Charter Documents.  Our board of directors was not divided into classes.

Delaware Charter Documents.  Our board of directors is not currently divided into classes.

Removal of Directors.

Nevada Law.  Any one or all of the directors of a Nevada corporation may have been removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada law does not distinguish between removal of directors with or without cause.

Delaware Law.  Generally, directors of a Delaware corporation may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors. However, there are certain restrictions on removal in the case of Delaware corporations that have a classified board or provide for cumulative voting. Unless otherwise provided in the certificate of incorporation, a member of a classified board may be removed only for cause by the holders of a majority of shares then entitled to vote in an election of directors. The term “cause” is not defined under Delaware law, but has been interpreted by Delaware courts to include malfeasance in office, gross misconduct or neglect, false or fraudulent misrepresentations inducing the director’s appointment, willful conversion of corporate funds, a breach of the obligation to make full disclosure, incompetency, gross inefficiency and moral turpitude.

Nevada Charter Documents.  The Nevada Charter Documents did not include provisions altering the rights under Nevada law to remove a director. Therefore, a member of the board may have been removed, with or without cause, by the holders of two-thirds of the voting power of Loton’s issued and outstanding voting stock.

Delaware Charter Documents.  The Delaware Bylaws provide that a director may be removed only for cause and only by Super-Majority Vote. A director may also be removed for gross negligence, violation of local, state or federal laws, gross misconduct, or failure to meet the fiduciary obligations of directors at any time by a majority of the vote of the board of directors, provided that such action of the entire board of directors is taken at a meeting called expressly for that purpose or by a written consent filed with the secretary of the corporation. Therefore, a member of the board of LiveXLive Media may be removed only for cause by Super-Majority Vote or by the board of directors for the reasons stated herein.

Filling Vacancies on the Board of Directors.

Nevada Law.  All vacancies on the board of directors, including those resulting from the removal of a director, may be filled by a majority of the remaining directors unless the corporation’s articles of incorporation provides otherwise.

Delaware Law.  Vacancies and newly created directorships may be filled by a majority of the directors then in office or a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. In the case of a classified board, the certificate of incorporation can authorize a particular class of directors to fill a vacancy or newly created directorship for the remainder of the unexpired term.

Nevada Charter Documents.  Vacancies in the board of directors from death, resignation, retirement, disqualification or removal of any director, an increase in the number of directors or for any other reason, were able to be filled by a majority of the board of directors then in office. In such case, the newly appointed director would have held the office for the remainder of the unexpired term and until his successor was duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Vacancies could not have been filled by a vote or written consent of the stockholders, except that any directorship may have been filled by election by the shareholders at the meeting at which a director was removed.

Delaware Charter Documents.  The Delaware Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director

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Power to Call Special Stockholder Meetings.

Nevada Law.  Unless otherwise set forth in the articles of incorporation or bylaws, the board of directors, any two directors or the president may call a special meeting of stockholders.

Delaware Law.  A special meeting of stockholders can be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special meeting.

Nevada Charter Documents.  A special meeting may have been called by the president of the corporation upon the written request of holders of 50% or more of the voting stock. A stockholder written request must have stated the purpose of the meeting.

Delaware Charter Documents.  A special meeting can be called by the board, chairman of the board, or chief executive officer or president (in the absence of the chief executive officer). A special meeting cannot be called by stockholders.

Advance Notice of Director Nominations and Stockholder Proposals.

Nevada and Delaware Law; Exchange Act.  Under both Nevada law and Delaware law, the manner in which nominations for directors may be made by stockholders and the manner in which business may be brought before a meeting are governed by the corporation’s charter documents and, in the case of a public company, by the Exchange Act as well. Pursuant to the Exchange Act, in order for a stockholder proposal to be timely it must be received 45 days before the date on which the company first sent its proxy materials for the prior year’s annual meeting of stockholders or a date specified by the company’s advance notice provision. If during the prior year the company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, the notice must be received a reasonable time before the company sends its proxy materials for the current year.

Nevada Charter Documents.  The Nevada Charter Documents did not include additional notice provisions for director nominations or stockholder proposals.

Delaware Charter Documents.  The Delaware Bylaws require stockholders to provide to the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting advance notice of business proposed to be brought before, and of nominations of directors to be made at, at the annual stockholder meeting. The content of the notice must include, among other things, the stockholder’s beneficial stock ownership information, including his or her derivative and short positions and all information required by Regulation 14A of the SEC proxy rules. Failure to deliver proper notice in a timely fashion results in exclusion of the proposal from stockholder consideration at the meeting. In the case of nominations of directors, the Delaware Bylaws also require nominees to, among other things, respond to a questionnaire providing information about the candidate’s background and qualifications, to represent that he or she has no agreements with any third party as to voting or compensation in connection with his or her service as a director, and to agree to abide by applicable confidentiality, governance, conflicts, stock ownership and trading policies of the corporation.

Actions by Written Consent of Stockholders.

Nevada Law.  Unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the holders of at least a majority of the voting power of the stock consent to the action in writing unless a different proportion of voting power is required for such an action — in which case, that proportion of written consents is required.

Delaware Law.  The Delaware law is substantially similar to Nevada law, except that it also requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Nevada Charter Documents.  The Nevada Charter Documents permitted stockholder action by written consent in lieu of a meeting in accordance with Nevada law.

Delaware Charter Documents.  The Delaware Charter Documents permit stockholder action by written consent in lieu of a meeting in accordance with Delaware law.

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Interested Director Transactions.

Nevada Law.  Contracts or transactions between a corporation and one of the corporation’s directors are not automatically void. A contract or transaction may not be void solely because:

●	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

●	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

●	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

Contracts or transactions such as those described above are permissible if:

●	the facts surrounding the contract or transaction are known to the board of directors and the board of directors authorizes, approves or ratifies the contract or transaction in good faith by a vote without counting the vote of the interested director;

●	the facts or circumstances surrounding the contract or transaction are made known to the stockholders and they authorize, approve or ratify the contract or transaction in good faith by a majority vote of the shares entitled to vote, including the votes, if any, of the interested director;

●	the fact that the contract or transaction will prove to be in the interested director’s financial interest is unknown to the interested director at the time it is brought before the board of directors; or

●	the contract or transaction is fair as to the corporation at the time it is authorized or approved.

Delaware Law.  Contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, if certain conditions are met. To meet these conditions, either (i) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (ii) the contract or transaction must have been fair as to the corporation at the time it was approved by the board of directors, a committee of the board or the stockholders. Under Delaware law, if board of director approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

Nevada Charter Documents.  The Nevada Charter Documents relied on Nevada law in this regard without any modification.

Delaware Charter Documents.  The Delaware Charter Documents rely on Delaware law in this regard without any modification.

Dividend Rights and Repurchase of Shares.

Nevada Law.  No distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Delaware Law.  Unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Nevada Charter Documents.  The board of directors had the power at any regular or special meeting of the board, as they deemed advisable, to declare dividends payable out of the surplus of the corporation, pursuant to law. The Nevada Charter Documents did not contain any provisions governing the repurchase of shares.

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Delaware Charter Documents.  The decision to pay dividends is determined by our board of directors, pursuant to law, subject to any superior rights between the classes of stock and any restrictions contained in the Delaware Certificate, and paid out of any funds legally available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, our board of directors, in its absolute discretion, may set aside out of any of our funds available for dividends an amount they think proper as a reserve for any purpose they think is conducive to our interest. The Delaware Charter Documents do not contain any provisions governing the repurchase of shares.

Indemnification of Directors and Officers.

Nevada Law.  A corporation can indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe were unlawful.

Delaware Law.  The Delaware law is substantially similar to Nevada law, provided that in the case of actions brought by or in the right of the corporation, (i) indemnification is permitted only for expenses (including legal fees) and not for judgments, fines and amounts paid in settlement, and (ii) if the officer, director, employee or agent is adjudged liable to the corporation, indemnification is permitted only upon court order for good cause shown.

Nevada Charter Documents.  Indemnification of directors and officers was permitted to the fullest extent permissible by Nevada state law.

Delaware Charter Documents.  Delaware Charter Documents provide for indemnification of each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, limited liability company, partnership, joint venture, trust or other enterprise, is permitted to the fullest extent permissible by the Delaware law. The Delaware Charter Documents also provide for advancement of expenses.

Fiduciary Duties of Directors.

A director’s fiduciary duties are governed by state law and cannot be altered in a corporation’s charter documents. Both Delaware and Nevada law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve.

Nevada Law.  A director must perform his or her duties as a director in good faith and with a view to the interests of the corporation and is entitled to rely, in good faith, on (i) information prepared by any of the corporation’s directors, officers or employees so long as the director reasonably believes such persons to be reliable and competent in such matters; (ii) counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; and (iii) a duly designated committee of the board of directors which the director reasonably believes merits confidence and upon which the director does not serve, but only as to matters within the committee’s designated authority. A director is not considered to be acting in good faith if the director has knowledge concerning the matter in question which would cause such reliance to be unwarranted.

In discharging their duties, the board of directors, committees of the board of directors and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

Unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board of directors or any individual director is presumed to be in the corporation’s best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action. Nevada law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation if such action impedes the exercise of the stockholders’ right to vote for, or remove, directors.

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Delaware Law.  Directors of a Delaware corporation are responsible for managing the business and affairs of the corporation. In fulfilling their managerial responsibilities, directors of a Delaware corporation are charged with a fiduciary duty to the corporation and to the corporation’s stockholders. Under Delaware law, the legal obligations of corporate fiduciaries fall into two broad categories: a duty of care and a duty of loyalty. The duty of care essentially requires a director be attentive and inform himself of all material facts regarding a decision before taking action. The duty of loyalty generally requires that directors’ actions be motivated solely by the best interests of the corporation and its stockholders. A director, in performing his or her duties, is protected in relying, in good faith, upon the records of the corporation and upon such information presented to the corporation by any of its officers or employees, by a committee of the board of directors or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence. Such other person must also have been selected with reasonable care by or on behalf of the corporation. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation.

The board of directors, committees of the board of directors and individual directors, when discharging their duties, generally are not permitted to consider the interests of any constituencies other than the corporation or its stockholders. The interests of non-stockholder constituencies can only be considered to the extent they are consistent with the interests of stockholders. Furthermore, directors’ actions are normally reviewed under the “business judgment rule” under which directors are presumed to have acted on an informed basis, in good faith and in the honest belief that their actions were in the best interests of the corporation. This presumption may be overcome if a preponderance of the evidence shows that the directors’ decision involved director self-interest, lack of good faith, or failure of the board of directors to exercise due care. If the presumptions of the business judgment rule are rebutted, the action is reviewed under the “entire fairness” standard, and directors have the burden of proving the challenged transaction is fair to the corporation. Delaware courts have applied enhanced scrutiny to the actions of directors of a Delaware corporation taken in response to takeovers and in the context of changes in control.

Business Opportunities.

Nevada Law.  A corporation is permitted in its articles of incorporation or by action of its board of directors to renounce any interest or expectancy of the corporation to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Delaware Law.  The Delaware law is substantially similar to Nevada law. Delaware law includes the right to renounce an opportunity to participate in specified business opportunities or specified classes or categories of business opportunities.

Nevada Charter Documents.  The Nevada Charter Documents did not contain special provisions addressing business opportunities.

Delaware Charter Documents.  The Delaware Charter Documents do not contain special provisions addressing business opportunities.

Pursuant to the Delaware law, the board of directors has discretion from time to time to assert or renounce LiveXLive Media’s interests and expectancies in business opportunities in one or more specific industries. We expect our directors will inform our board from time to time of material relationships and arrangements they have with other entities, including those entities which may be seeking as acquisition or investment opportunities in industries in which we are engaged.

Exculpation; Limitation on Personal Liability of Directors.

Nevada Law.  By statute, a director or officer of a Nevada corporation is not liable to the corporation or its stockholders for damages for breach of his or her fiduciary duty unless it is proven that the act (i) was a breach of his or her fiduciary duties, and (ii) that breach involved intentional misconduct, fraud or a knowing violation of the law.

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Delaware Law.  A corporation is permitted to adopt provisions in its certificate of incorporation exculpating a director from personal liability for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or acts that involve intentional misconduct or a knowing violation of law, or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. Delaware law does not authorize exculpation of officers.

Nevada Charter Documents.  Directors and officers were not personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of such directors or officers performed for or on behalf of the corporation.

Delaware Charter Documents.  The Delaware Charter Documents exculpate directors to the fullest extent permitted by Delaware law from monetary damages for any breach of fiduciary duty as a director.

Anti-Takeover Laws/Interested Stockholder Transactions.

Nevada Law.  Unless a corporation elects in its articles of incorporation for the following laws not to apply, a corporation is not permitted to engage in any “business combination” with a 10% or greater stockholder for a period of three years following the time that such stockholder obtained such ownership, unless the board of directors approved either the business combination or the transaction which resulted in the stockholder’s ownership before the stockholder obtained such ownership. After those three years, a corporation may only engage in a business combination with that stockholder if the combination meets all of the requirements of the corporation’s articles of incorporation, and (i) the combination itself or the transaction by which the stockholder obtained 10% was pre-approved by the board of directors; (ii) the combination is approved by a majority of “disinterested” stockholders; or (iii) the form and amount of consideration is considered “fair” under Nevada law and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated.

Furthermore, Sections 78.378 to 78.3793 of the Nevada Revised Statutes (the “NRS”) regulate acquisitions of a controlling interest in certain Nevada corporations, unless the articles of incorporation or bylaws provide otherwise. These restrictions apply only to a corporation that (a) has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and (b) does business in the State of Nevada, either directly or through an affiliated corporation.

Delaware Law.  Unless the corporation elects in its certificate of incorporation or bylaws for the following provision not to apply, DGCL Section 203 prohibits a corporation from engaging in any “business combination” with a 15% or greater stockholder for a period of three years following the time that such stockholder obtained such ownership, unless (i) the board of directors approved either the business combination or the transaction which resulted in the stockholder’s ownership before the stockholder obtained such ownership; (ii) the transaction resulted in the stockholder owning at least 85% of the outstanding voting stock of the corporation not owned by the interested stockholder or officers or directors of the corporation; or (iii) the business combination is approved by the board of directors and authorized (not by written consent) by the affirmative vote of at least 66 2/3% of the “disinterested” stockholders. Section 203 does not apply to any stockholder who became an “interested stockholder” (i.e., a 15% or greater stockholder) at a time when the Section 203 restrictions did not apply. In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation’s stock if it was as a result of action taken solely by the corporation.

Nevada Charter Documents.  We did not opt out of the provisions of the NRS described above. However, we believed that NRS 78.378 to 78.3793, which regulates the acquisitions of a controlling interest in certain Nevada corporations, did not apply to us since we did not have 100 stockholders of record in Nevada and it was our belief that we have never done business in Nevada (although the phrase “doing business” is not defined in that statute).

Delaware Charter Documents.  We have not opted out of the statutory provisions of Section 203 of the DGCL.

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Cumulative Voting.

Cumulative voting entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the total number of directors to be elected, and to cast all such votes for one nominee or distribute the votes among up to as many candidates as there are positions to be filled. Without cumulative voting, a stockholder or group of stockholders must hold a majority of the voting shares to cause the election of one or more nominees. Cumulative voting enables a minority stockholder or group of stockholders holding a relatively small number of shares to elect a representative or representatives to the board of directors.

Nevada Law.  Cumulative voting is not mandatory, and rights must be provided in a Nevada corporation’s articles of incorporation if stockholders are to be entitled to cumulative voting rights.

Delaware Law.  The Delaware law is substantially similar to Nevada law.

Nevada Charter Documents.  The Nevada Charter Documents did not provide for cumulative voting rights.

Delaware Charter Documents.  The Delaware Charter Documents do not provide for cumulative voting rights.

Mergers and Other Major Transactions.

Nevada Law.  The sale, lease, exchange or disposal of all of the assets of a corporation as well as any merger, consolidation or share exchange generally must be recommended by the board of directors and requires the approval of a majority of the shares of each class of the stock of the corporation entitled to vote on such matters. The vote of the stockholders of a Nevada corporation surviving a merger is not required if:

●	the articles of incorporation of the surviving corporation will not substantially differ from its articles of incorporation before the merger; and

●	each stockholder of the surviving corporation before the effective date will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; and the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving entity outstanding immediately before the merger; and

●	the number of participating shares outstanding immediately before the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

In addition, no stockholder approval is required if, prior to the adoption of the plan, another corporation that is a party to such merger owns 90% or more of the outstanding shares of each class of the constituent corporations.

Delaware Law.  Whenever the approval of the stockholders of a corporation is required for an agreement of merger or consolidation, or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Notwithstanding the foregoing, unless required by its certificate of incorporation, no vote of the stockholders of a constituent corporation surviving a merger is necessary to authorize a merger if:

●	the agreement of merger does not amend in any respect the certificate of incorporation of such constituent corporation; and

●	each share of stock of the constituent corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and

●	either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into the common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to the merger.

In addition, a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge itself into the subsidiary (with the parent corporation surviving) without the approval of the subsidiary’s stockholders or board of directors.

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The DGCL also permits a corporation to adopt a holding company structure without requiring a meeting or vote of stockholders, provided that the certificate of incorporation and bylaws of the holding company do not differ materially from the certificate of incorporation and bylaws of the predecessor corporation that becomes the holding company’s subsidiary, each share of the predecessor’s capital stock outstanding immediately prior to the transaction is converted into a share of the holding company having the same designations, rights, powers and preferences, the directors remain the same, and the stockholders of the predecessor do not recognize gain or loss for U.S. federal income tax purposes. See “Questions and Answers — Why is a special committee of our board of directors being formed?”

Nevada Charter Documents.  Mergers and major transactions required approval of the board of directors and holders of a majority of the outstanding voting stock of the company.

Delaware Charter Documents.  Mergers and major transactions require approval of the board of directors and holders of a majority of the outstanding voting stock of the company.

Exclusive Forum Selection.

Nevada Law.  Nevada law requires that the stockholder bringing a derivative suit must have “an ongoing proprietary interest in the corporation” and verify that such person was a stockholder at the time the action occurred.

Delaware Law.  Delaware law requires that the stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock was transferred to him by operation of law from a person who was such a stockholder.

Nevada Charter Documents.  The Nevada Charter Documents did not contain an exclusive forum selection provision.

Delaware Charter Documents.  The Delaware Certificate provides that unless the corporation consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Delaware Charter Documents, (d) any action to interpret, apply, enforce or determine the validity of the Delaware Charter Documents or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

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